Exhibit 23.1

 JSW
         JEWETT
                                SCHWARTZ
                                           WOLFE & ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS
Consent of Independent Registered Public Accounting Firm

We Consent to the use in this Registration Statement on Form S-8 of DJSP Enterprises, Inc. of our report dated March 16, 2010, relating to our audits of the balance sheet of Chardan 2008 China Acquisitions as of December 31, 2009 and 2008 and the related statements of operations, changes in shareholder’s equity, and cash flows from February 18, 2008 (inception) through December 31, 2009, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/  Jewett, Schwartz, Wolfe & Associates
_____________________________________________
Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
July 1, 2010

200 SOUTH PARK ROAD, SUITE 150 ● HOLLYWOOD, FLORIDA 33021 ● MAIN 954.922.5885 ● FAX 954.922.5957 ● WWW.JSE-CAP.COM
Member - American Institute of Certified Public Accountats ● Florida Institute of Certified Publice Accountants
Private Companies Practice Section of the AICPA ● Registered with the Publice Company Accounting Oversight Board of SEC